SCHEDULE 14A INFORMATION
                   Proxy Statement Pursuant to Section 14(a)
                    of the Securities Exchange Act of 1934

Filed by the Registrant  /X/

Filed by a Party other than the Registrant  / /

Check the appropriate box:

 / /  Preliminary Proxy Statement

 / /  Confidential, for use of the Commission Only (as
	    	 permitted by Rule 14a-6(e)(2))

 /X/  Definitive Proxy Statement

 / /  Definitive Additional Materials

 / /  Soliciting Material Pursuant to 240.14a-11(c) or
	     240.14a-12

                         GREIF BROS. CORPORATION
             (Name of Registrant as Specified in its Charter)

                             NOT APPLICABLE
                (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

 /X/  No fee required

 / /  Fee computed on table below per Exchange Act Rules
      14(a)-6(i)(4) and O-11

      (1)  Title of each class of securities to which
           transaction applies:
		         ____________________________________________
      (2)  Aggregate number of securities to which
           transaction applies:
           ____________________________________________
      (3)  Per unit price or other underlying value of
           transaction computed pursuant to Exchange Act
           Rule O-11:
           ____________________________________________

      (4)  Proposed minimum aggregate value of
           transaction:
           ____________________________________________

      (5) 	Total fee paid:
           ____________________________________________

 / /  Fee paid previously with preliminary materials

 / / Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing,

      (1)  Amount Previously Paid:____________________

      (2)  Form, Schedule or Registration Statement
          	No.:_______________________________________

      (3)  Filing Party:______________________________

      (4)  Date Filed:________________________________




                        GREIF BROS. CORPORATION
                           425 WINTER ROAD
                         DELAWARE, OHIO 43015

                NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


To the Class B Stockholders of
Greif Bros. Corporation:

   Notice is hereby given that the Annual Meeting of Stockholders of Greif Bros. Corporation (the "Company") will be held at the principal executive offices of the Company, 425 Winter Road, Delaware, Ohio 43015, on February 26, 2001, at 10:00 A.M., E.S.T., for the following purposes:

   1. To elect nine directors to serve for a one-year term;

   2. To consider and vote upon a proposal to approve the Company's 2001 Management Equity Incentive and
        Compensation Plan; and

   3. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

   Only Stockholders of record of the Class B Common Stock at the close of business on January 24, 2001, will be entitled to notice of and to vote at this meeting.

  	Whether or not you plan to attend this meeting, we hope that you will sign the enclosed proxy and return it promptly in the enclosed envelope. If you are able to attend the meeting and wish to vote in person, at your request we will cancel your proxy.


January 26, 2001                 Kenneth E. Kutcher
                                 Secretary




                            GREIF BROS. CORPORATION
                               425 WINTER ROAD
                             DELAWARE, OHIO 43015

                               PROXY STATEMENT


                        ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD FEBRUARY 26, 2001

To the Class B Stockholders of Greif Bros. Corporation:

   This Proxy Statement is being furnished to the Class B Stockholders of Greif Bros. Corporation, a Delaware corporation (the "Company"), in connection with the solicitation by Management of proxies that will be used at the Annual Meeting scheduled to be held on February 26, 2001, at 10:00 A.M., E.S.T., at the Company's principal executive offices, 425 Winter Road, Delaware, Ohio 43015. It is anticipated that this Proxy Statement and form of proxy will first be sent to the Class B Stockholders on or about January 26, 2001.

                        PROXIES AND VOTING

   At the meeting, the Class B Stockholders will vote upon:
(1) the election of nine directors; (2) a proposal to approve the Company's 2001 Management Equity Incentive and Compensation Plan; and (3) such other business as may properly come before the meeting or any and all adjournments.

   Class B Stockholders do not have the right to cumulate their votes in the election of directors, and the nine nominees receiving the highest number of votes will be elected as directors. The vote required for the approval of the Company's 2001 Management Equity Incentive and Compensation Plan is the favorable vote of a majority of the outstanding shares of the Class B Common Stock present, in person or by proxy, at the Annual Meeting.

   Shares of Class B Common Stock represented by properly executed proxies will be voted at the Annual Meeting in accordance with the choices indicated on the proxy. If no choices are indicated on a proxy, the shares represented by that proxy will be voted in favor of the nine nominees described in this Proxy Statement and in favor of the proposal to approve the Company's 2001 Management Equity Incentive and Compensation Plan. Any proxy may be revoked at any time prior to its exercise by delivering to the Company a subsequently dated proxy or by giving notice of revocation to the Company in writing or in open meeting. A Class B Stockholder's presence at the Annual Meeting does not by itself revoke the proxy.

   Abstentions will be considered as shares of Class B Common Stock present and entitled to vote at the Annual Meeting and will be counted for purposes of determining whether a quorum is present. Abstentions will not be counted in determining the votes cast for the election of directors and will not have a positive or negative effect on the outcome of the election. Because the proposal to approve the Company's 2001 Management Equity Incentive and Compensation Plan requires the favorable vote of a majority of the outstanding shares of Class B Common Stock present, in person or by proxy, at the Annual Meeting, abstentions will have the same effect as a vote against this proposal.

   If your Class B Common Stock is held in street name, you will need to instruct your broker regarding how to vote your Class B Common Stock. If you do not provide your broker with voting instructions regarding the election of directors, your broker will nevertheless have the discretion to vote your shares of Class B Common Stock for the election of directors. There are certain other matters, however, over which your broker does not have discretion to vote your Class B Common Stock without your instructions - these situations are referred to as "broker non-votes." The proposal regarding the approval of the Company's 2001 Management Equity Incentive and Compensation Plan falls into this category. If you do not provide your broker with voting instructions on this proposal, your shares of Class B Common Stock will not be voted on this proposal. Because broker non-votes will be considered as shares of Class B Common Stock present and entitled to vote for this proposal, broker non-votes will have the same effects as a vote against this proposal.

   The close of business on January 24, 2001, has been fixed as the record date for the determination of Class B Stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. On the record date, there were outstanding and entitled to vote 11,842,859 shares of Class B Common Stock. Each share is entitled to one vote.

                  PROPOSAL NO. 1 - ELECTION OF DIRECTORS

             Elect Nine Directors to Serve for a One-Year Term

   The number of directors currently is fixed at nine, with each director serving for a one-year term. At the Annual Meeting, shares of the Class B Common Stock represented by the proxies, unless otherwise specified, will be voted to elect as directors Michael J. Gasser, Charles R. Chandler, Michael H. Dempsey, Naomi C. Dempsey, Daniel J. Gunsett, John C. Kane, Robert C. Macauley, David J. Olderman and William B. Sparks, Jr., the nine persons nominated by the Nominating Committee of the Board of Directors, all of whom are currently directors of the Company and have served continuously since their first election or appointment. Each of the nominees has consented to being named in the proxy statement and to serve if elected.

   If any nominee is unable to accept the office of director, or will not serve, which is not anticipated, the persons named in the proxy will not have authority to vote it for another nominee.

                    Directors' Biographies

MICHAEL J. GASSER, 49, has been a director since 1991. He has been Chairman of the Board of Directors and Chief Executive Officer of the Company since 1994. He has been an executive officer of the Company since 1988. He is a member of the Executive, Nominating and Stock Repurchase Committees. He is also a director for Bob Evans Farms, Inc., a restaurant and food products company.

CHARLES R. CHANDLER, 65, has been a director since 1987. He has been Vice Chairman of the Company since 1996. During 1999, Mr. Chandler also became President of Soterra LLC, a subsidiary of the Company. Prior to 1996, and for more than five years, Mr. Chandler had been the President and Chief Operating Officer of Virginia Fibre Corporation, a former subsidiary of the Company. He is a member of the Executive Committee.

MICHAEL H. DEMPSEY, 44, has been a director since 1996. He is an investor. Prior to 1997, and for more than five years, he had been the President of Kuschall of America, a wheelchair manufacturing company. He is a member of the Audit, Compensation and Executive Committees. Mr. Dempsey is the son of Naomi C. Dempsey.

NAOMI C. DEMPSEY, 84, has been a director since 1995. She is an investor and member of the Nominating and Stock Option
Committees.  Mrs. Dempsey is the mother of Michael H. Dempsey.

DANIEL J. GUNSETT, 52, has been a director since 1996. For more than five years, he has been a partner with the law firm of Baker
& Hostetler LLP.  He is a member of the Audit, Compensation,
Executive, Nominating, Stock Option and Stock Repurchase
Committees.

JOHN C. KANE, 61, has been a director since 1999. Prior to 2001, and for more than five years, he was President and Chief
Operating Officer of Cardinal Health, Inc., a health-care services company, and was a director for Cardinal Health, Inc. He is a member of the Audit, Compensation and Stock Option
Committees. He is also a director of Connetics Corporation, a biopharmaceutical company.

ROBERT C. MACAULEY, 77, has been a director since 1979. He is an investor. He is the founder of AmeriCares Foundation. Prior to 1998, and for more than five years, he had been the Chief
Executive Officer of Virginia Fibre Corporation, a former subsidiary of the Company.

DAVID J. OLDERMAN, 65, has been a director since 1996. He is an investor. Prior to 1997, and for more than five years, he had been Chairman, owner and Chief Executive Officer of Carret and Company, Inc., an investment consulting firm. He is a member of the Audit, Compensation and Stock Option Committees. He is also a director for Van Eck Global Funds, a group of mutual funds, Laidig, Inc., an engineering company, Chubb Investment Funds, a group of mutual funds, and Signal Corporation, a financial services holding corporation.

WILLIAM B. SPARKS, JR., 59, has been a director since 1995. He has been President and Chief Operating Officer of the Company since 1995. Prior to that time, and for more than five years, Mr. Sparks was Chief Executive Officer of Down River International, Inc., a former subsidiary of the Company. He is a member of the Executive Committee.

   In the tabulating of votes, abstentions and broker non-votes will be disregarded and have no effect on the outcome of the vote.

    PROPOSAL NO. 2 - APPROVAL OF THE 2001 MANAGEMENT EQUITY INCENTIVE
                         AND COMPENSATION PLAN

   On December 4, 2000, the Company adopted the 2001 Management Equity Incentive and Compensation Plan (the "Plan"). The Stock Option Plan Committee of the Company's Board of Directors (the "Committee") is responsible for administering the Plan. The purpose of the Plan is to advance the interests of the Company and its stockholders by providing a means of attracting and retaining key employees for the Company and its subsidiary corporations. The Plan does so by awarding stock options and shares of common stock to these key employees. The following discussion describes these awards in more detail and also explains other important aspects of the Plan. This discussion is intended to be a summary of the material provisions of the Plan. Because it is a summary, some details that may be important to you are not included. For this reason, the entire Plan is attached as Exhibit A to this proxy statement. The Company encourages you to read the Plan in its entirety.

   The following individuals ("Eligible Participants") are eligible to receive awards under the Plan: officers and other key employees of the Company or one or more of its subsidiaries who have responsibilities affecting the management, development, or financial success of the Company or one or more of its subsidiaries. The Committee is responsible for determining which officers and employees of the Company satisfy these criteria, making them eligible to receive awards under the Plan. As of the date of this proxy statement, the approximate number of individuals who qualify as an Eligible Participant is 200.

   The types of awards that may be received under the Plan fall within two categories: stock options and shares of stock.
Specifically, the Plan provides for the following type of awards:

* Incentive Stock Options
* Nonqualified Options
* Shares of the Company's Class A Common Stock ("Restricted
  Shares")
* Shares of the Company's Common Stock ("Performance Shares").

   The awards listed above may be granted alone or in combination with each other. Each award must be authorized by the Committee and evidenced by a written agreement. Among other things, the agreement must describe the award and state that the award is subject to all the terms and provisions of the Plan and any other terms and provisions, not inconsistent with the Plan, as the Committee may approve. The date on which the Committee approves the granting of an Award is the date on which the award is granted for all purposes, unless the Committee otherwise specifies in its approval. The granting of an award under the Plan, however, is effective only if and when a written agreement is duly executed and delivered by or on behalf of the Company and the Eligible Participant.

                    Awards of Stock Options

   The Plan allows the Committee to award two types of stock options to Eligible Participants: Incentive Stock Options and Nonqualified Options (together, "Stock Options"). The difference between the two relates to their tax treatment under the Internal Revenue Code of 1986 (the "Code"). Incentive Stock Options qualify for special tax treatment under Section 422 of the Code; Non-qualified Options do not qualify for such special tax treatment.

   The following is a summary of the material terms and provisions of the Plan governing Stock Options:

   Exercise Price. The exercise price per Share issuable upon exercise of a Stock Option may not be less than the fair market value per Share - as "fair market value" is defined in the Plan - on the date the Stock Option is granted. However, if the Eligible Participant at the time an Incentive Stock Option is granted owns stock with more than 10% of the total combined voting power of all classes of stock of the Company or of any subsidiary, then the exercise price per Share must be at least 110% of the fair market value of the Shares subject to the Incentive Stock Option on the date of grant.

   Vesting and Exercise. The Committee has authority to determine when and under what conditions the Shares underlying a Stock Option will vest. Stock Options are exercisable only with respect to Shares that have become vested. The Committee also has authority to accelerate the time at which a Stock Option will be exercisable if it determines that accelerating the time is appropriate as a result of changes in the law or other circumstances.

   Term. Stock Options are not exercisable after the expiration of 10 years from the date on which the Stock Option was granted. With respect to Incentive Stock Options, if the Eligible Participant at the time the Incentive Stock Option is granted owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary, then the Incentive Stock Option will not be exercisable after the expiration of five years from the date on which the Incentive Stock Option was granted.

   Restrictions on Shares Subject to Stock Options.  The
Committee has authority to make Shares issued upon the exercise of a Stock Option subject to restrictions or conditions, including those related to disposition and transferability of the Shares.

   Transferability. In general, Stock Options are not transferable and are exercisable during an Eligible Participant's lifetime only by the Participant or his or her legal representative. There are, however, exceptions to this general rule. Incentive Stock Options may be transferred upon an Eligible Participant's death by will or the laws of descent and distribution. Nonqualified Options may be transferred by will or the laws of descent and distribution. The Committee may also provide for the irrevocable transfer of any Nonqualified Option to an Eligible Participant's parents, spouse, domestic or life partner, children, grandchildren, nieces, nephews or to the trustee of a trust for the principal benefit of one or more such persons or to a partnership whose only partners are one or more such persons. In regard to all of the foregoing transfers, the Stock Option will be exercisable only by the transferee or his or her legal representative.

   Termination of Stock Options. The Plan provides for the termination of a Stock Option under some circumstances following an Eligible Participant's termination of employment. Whether a Stock Option will terminate or continue to be exercisable depends upon the reason for the Eligible Participant's termination of employment. The possibilities under the Plan are summarized below.

   Death or Disability. If an Eligible Participant's employment with the Company terminates as a result of his or her death or disability, then, unless otherwise determined by the Committee within 60 days of the death or disability, to the extent a Stock Option held by the Eligible Participant is not vested as of the date of death or disability, the Stock Option will automatically terminate. To the extent the Stock Option is vested as of the date of death or disability, the Stock Option may be exercised by the Eligible Participant, the legal representative of his or her estate, his or her legatee under his or her will, or the distributee of his or her estate for a period of one year (or, with respect to Nonqualified Options, the period specified by the Committee) from the date of death or disability or until the expiration of the stated term of the Stock Option, whichever period is shorter.

   Retirement. If an Eligible Participant's employment with the Company terminates as a result of his or her retirement, then to the extent a Stock Option held by the Eligible Participant is not vested it will be forfeited unless the Stock Option agreement provides otherwise. Each vested Stock Option may be exercised by the Eligible Participant according to its terms, including, without limitation, for whatever period after the termination of employment as is set forth in the Stock Option agreement.

   For Cause. If an Eligible Participant's employment with the Company or its subsidiaries is terminated for cause, all unexercised Stock Options held by the Eligible Participant will immediately lapse. The Committee is responsible for determining whether termination of an Eligible Participant's employment is for "cause".

   Other Reasons. If an Eligible Participant's employment with the Company and its subsidiaries terminates for any reason other than death, disability, or retirement, then to the extent any Stock Option held by him or her is not vested as of the date of termination, the Stock Option will automatically terminate. To the extent any Stock Option is vested as of the date of termination, the Stock Option may be exercised for a period of 90 days (or, with respect to Nonqualified Options, the period specified by the Committee) from the date of termination or until the expiration of the stated term of the Stock Option, whichever period is shorter.

   Tax Consequences. The tax treatment of a Stock Option depends upon whether it is an Incentive Stock Option or a Nonqualified Option. The differences are summarized below.

   Incentive Stock Options. In general, for federal income tax purposes under present law:

   (a) Neither the grant nor the exercise of an Incentive Stock Option, by itself, will result in income to the optionee; however, the excess of the fair market value of the Company's shares at the time of exercise over the exercise price is (unless there is a disposition of shares acquired upon exercise of an Incentive Stock Option in the taxable year of exercise) includable in alternative minimum taxable income which may, under certain circumstances, result in an alternative minimum tax liability to the optionee.

   (b) If shares acquired upon exercise of an Incentive Stock Option are disposed of in a taxable transaction after the later of two years from the date on which the Incentive Stock Option is granted or one year from the date on which such shares are transferred to the optionee, long-term capital gain or loss will be realized by the optionee in an amount equal to the difference between the amount realized by the optionee and the optionee's basis which, except as provided in (e) below, is the exercise price.

   (c) Except as provided in (e) below, if the shares acquired upon the exercise of an Incentive Stock Option are disposed of within the two-year period from the date of grant or the one-year period after the transfer of the shares to the optionee upon exercise of the Incentive Stock Option (a "disqualifying disposition"):

      (i) Ordinary income will be realized by the optionee at the time of the disqualifying disposition in the amount of the excess, if any, of the fair market value of the shares at the time of such exercise over the exercise price, but not in an amount exceeding the excess, if any, of the amount realized by the optionee over the exercise price.

      (ii) Short-term or long-term capital gain will be realized by the optionee at the time of the disqualifying disposition in an amount equal to the excess, if any, of the amount realized over the fair market value of the shares at the time of such exercise.

      (iii) Short-term or long-term capital loss will be realized by the optionee at the time of the disqualifying disposition in an amount equal to the excess, if any, of the exercise price over the amount realized.

   (d) No deduction will be allowed to the employer corporation with respect to Incentive Stock Options granted or shares transferred upon exercise thereof, except that if a disposition is made by the optionee within the two-year period referred to above, the employer corporation will be entitled to a deduction in the taxable year in which the disposition occurred in an amount equal to the amount of ordinary income realized by the optionee making the disposition.

   (e) With respect to the exercise of an Incentive Stock
Option and the payment of the option price by the delivery of shares to the extent that the number of shares received does not exceed the number of shares surrendered, no taxable income will be realized by the optionee at that time, the tax basis of the shares received will be the same as the tax basis of the shares surrendered, and the holding period (except for purposes of the one-year period referred to in (c) above) of the optionee in the shares received will include his or her holding period in the shares surrendered. To the extent that the number of shares received exceeds the number of shares surrendered, no taxable income will be realized by the optionee at that time, such excess shares will be considered Incentive Stock Option stock with a zero basis, and the holding period of the optionee in such shares will begin on the date such shares are transferred to the optionee. If the shares surrendered were acquired as the result of the exercise of an Incentive Stock Option and the surrender takes place within two years from the date the option relating to the surrendered shares was granted or within one year from the date of such exercise, the surrender will result in a disqualifying disposition and the optionee will realize ordinary income at the time of exercise of the shares surrendered over the basis of such shares. If any of the shares received are disposed of within one year after the shares are transferred to the optionee, the optionee will be treated as first disposing of the shares with a zero basis.

   Nonqualified Options. In general, for federal income tax purposes under present law:

   (a) The grant of a Nonqualified Option, by itself, will not result in income to the optionee.

   (b) Except as provided in (e) below, the exercise of a Nonqualified Option (in whole or in part, according to its terms) will result in ordinary income to the optionee at that time in an amount equal to the excess (if any) of the fair market value of the Company's shares on the date of exercise over the exercise price.

   (c) Except as provided in (e) below, the optionee's tax basis of shares acquired upon the exercise of a Nonqualified Option, which will be used to determine the amount of any capital gain or loss on a future taxable disposition of such shares, will be the fair market value of the shares on the date of exercise.

   (d) No deduction will be allowable to the employer corporation upon the grant of a Nonqualified Option, but upon the exercise of a Nonqualified Option, a deduction will be allowable to the employer corporation at that time in an amount equal to the amount of ordinary income realized by the optionee exercising such Nonqualified Option if the employer corporation deducts and withholds appropriate federal withholding tax.

   (e) With respect to the exercise of a Nonqualified Option and the payment of the exercise price by the delivery of shares, to the extent that the number of shares received does not exceed the number of shares surrendered, no taxable income will be realized by the optionee at that time, the tax basis of shares received will be the same as the tax basis of shares surrendered, and the holding period of the optionee in shares received will include his or her holding period in shares surrendered. To the extent that the number of shares received exceeds the number of shares surrendered, ordinary income will be realized by the optionee at that time in the amount of the fair market value of such excess shares, the tax basis of such shares will be equal to the fair market value of such shares at the time of exercise, and the holding period of the optionee in such shares will begin on the date such shares are transferred to the optionee.

                      Awards of Restricted Shares

   The Plan allows the Committee to award Restricted Shares to
Eligible Participants. As noted, "Restricted Shares" are shares
of the Company's Class A Common Stock. 	The following is a
summary of the material terms and provisions of the Plan governing awards of Restricted Shares.

   Price. The Committee is responsible for determining the purchase price for Restricted Shares. The purchase price may be zero.

   Acceptance of Restricted Shares. At the time of an award of Restricted Shares, the Committee may determine that the Restricted Shares will, after vesting, be further restricted as to transferability or be subject to repurchase by the Company or forfeiture upon the occurrence of certain events. Awards of Restricted Shares must be accepted by the Eligible Participant within 30 days (or the period specified by the Committee) after the grant date by executing a Restricted Share Agreement. Eligible Participants will not have any rights with respect to the grant of Restricted Shares until they have executed a Restricted Share Agreement, delivered a fully executed copy of it to the Company, and otherwise complied with the applicable terms and conditions of the award.

   Share Restrictions. During whatever period has been established by the Committee (the "Restriction Period"), Eligible Participants will not be permitted to sell, transfer, pledge, assign, or otherwise encumber the Restricted Shares. The Committee has the authority, however, to accelerate the time at which any or all of the restrictions shall lapse with respect to any Restricted Shares. Unless otherwise determined by the Committee, if an Eligible Participant's employment terminates during the Restriction Period, all Restricted Shares held by the Eligible Participant and still subject to restriction will be forfeited. Upon the expiration of the Restriction Period, and assuming no forfeiture, unrestricted Shares will be issued and delivered to the Eligible Participant.

   Stock Issuances and Restrictive Legends. Restricted Shares may be issued in the form of a certificate, by book entry, or otherwise, as determined by the Committee, and will bear an appropriate restrictive legend. The Committee may, however, require that Restricted Shares be issued to and held by the Company or a trustee of a trust set up by the Committee to hold the Restricted Shares until the restrictions on them have lapsed. The Committee may also require the Eligible Participant to deliver to the Company or such trustee, as appropriate, a stock power, endorsed in blank, relating to the Restricted Shares covered by the Award.

   Termination of Employment. If an Eligible Participant's employment by the Company and its subsidiaries terminates before the end of any Restriction Period with the consent of the Committee, or upon the Eligible Participant's death, retirement, or disability, the Committee may authorize the issuance of all or a portion of the Restricted Shares which would have been issued to the Eligible Participant had his or her employment continued to the end of the Restriction Period. If an Eligible Participant's employment by the Company and its subsidiaries terminates before the end of any Restriction Period for any other reason, all Restricted Shares shall be forfeited.

                       Awards of Performance Shares

   The Plan allows the Committee to award Performance Shares to Eligible Participants. As noted, "Performance Shares" are shares of the Company's Common Stock. Many of the provisions of the Plan that govern Performance Shares are the same in all material respects as those that govern Restricted Shares. For example, the provisions that govern the purchase price of Performance Shares, the acceptance of awards of Performance Shares, the restrictions on the transfer or sale of Performance Shares, the issuance of Performance Shares, and the effect of an Eligible Participant's termination of employment are the same in all material respects as those that govern Restricted Shares. The provisions of the Plan are different, however, with respect to the award of Performance Shares.

   Awards of Performance Shares are based upon the achievement of performance goals during a specified performance period. The Committee establishes the performance period for each award of Performance Shares at the time of the award. At the time of each award, the Committee also establishes a range of performance goals to be achieved during the performance period. The performance goals are determined by the Committee using whatever measures of performance are appropriate in the opinion of the Committee. Such measures may include, for example, earnings or return on capital. Performance Shares will be earned as determined by the Committee with respect to the attainment of the performance goals set for the performance period. Attainment of the highest performance goal will earn 100% of the Performance Shares awarded for the performance period; failure to attain the lowest performance goal for the performance period will earn none of the Performance Shares. The Committee is responsible for determining whether a performance goal has been attained.

                    Administration of the Plan

   The Committee is responsible for administering the Plan.
The Committee is composed of independent directors, meaning directors who are not officers or employees of the Company.
Among other things, the Committee is responsible for the following:

* selecting Eligible Participants to receive awards under the Plan
* granting awards of Incentive Stock Options, Nonqualified Options, Restricted Shares, and Performance Shares
*  determining the number and type of awards to be granted
*  determining the terms and conditions of awards
* interpreting the terms and provisions of the Plan, awards granted under the Plan, and agreements relating to such awards

   The Committee has sole discretion with respect to the administration of the Plan, and its decisions are final and binding on all persons.

                  Number of Shares Subject to the Plan

   The maximum number of Shares that may be issued each year under the Plan is determined by a formula that takes into consideration the total number of Shares outstanding. The Plan also contains anti-dilution provisions to account for potential changes in the Company's capital structure. The maximum number of Shares that may be issued each year is equal to (a) 5.0% of the total outstanding Shares as of the last day of the Company's immediately preceding fiscal year plus (b) the number of Shares available for grant under the Plan as of June 1, 2001, plus (c) any Shares related to awards that, in whole or in part, expire or are unexercised, forfeited, terminated, surrendered, canceled, settled in such a manner that all or some of the Shares covered by an award are not issued to an Eligible Participant or returned to the Company in payment of the exercise price or tax withholding obligations in connection with outstanding awards, plus (d) any unused portion of Shares available under section (a) above for the immediately preceding two fiscal years (but not prior to the Company's fiscal year ending October 31, 2001) as a result of not being made subject to a grant or award in such preceding two fiscal years. Notwithstanding the foregoing, for the Company's fiscal year ending October 31, 2001, the number of total outstanding Shares in section (a) above shall be calculated as of January 1, 2001, rather than as of October 31, 2000.

   The maximum number of Shares that may be issued each year under the Plan is also subject to certain limits. Specifically, in no event will more than 20% of all available Shares be granted in the form of Awards other than Incentive Stock Options and Nonqualified Options. In addition, the maximum number of Incentive Stock Options that will be issued under the Plan during its term is 2,500,000 Shares. The maximum number of Shares with respect to which Incentive Stock Options, Nonqualified Options, Restricted Shares, and Performance Shares may be granted to any single Eligible Participant under the Plan during any single fiscal year of the Company is 100,000.

                           Change in Control

   If a change in control or potential change in control of the Company occurs (as each is defined in the Plan), the following will occur with respect to awards under the Plan:

* Stock Options that have not vested will vest and become exercisable immediately; and
* all restrictions on Restricted Shares and Performance Shares will lapse.

   The Company may also terminate any or all unexercised Stock Options not more than 30 days after a change in control or potential change in control so long as the Company pays the Eligible Participant cash in an amount equal to the difference between the fair market value of the Shares subject to the Stock Option and the exercise price of the Stock Option. If the fair market value is less than the exercise price, then the Committee may terminate the Stock Option without any payment.

   The Board of Directors unanimously recommends a vote "For" approval of the 2001 Management Equity Incentive and Compensation
Plan.

                Board of Directors Committees and Meetings

   The Board held six meetings during the 2000 fiscal year.
Each director attended at least 75% of the meetings held by the Board and committees on which he or she served during the 2000 fiscal year.

   The Board has established an Executive Committee, a Compensation Committee, an Audit Committee, a Stock Option
Committee, a Stock Repurchase Committee and a Nominating
Committee.

   The Executive Committee, whose current members are Messrs. Gasser, Chandler, Dempsey, Gunsett and Sparks, has the same authority, subject to certain limitations, as the Board during intervals between meetings of the Board. The Executive Committee held five meetings during the 2000 fiscal year.

   The Compensation Committee, whose current members are Mrs. Dempsey and Messrs. Gunsett, Kane and Olderman, is responsible for evaluating the compensation, fringe benefits and perquisites provided to the Company's officers and adopting compensation policies applicable to the Company's executive officers, including the specific relationship, if any, of corporate performance to executive compensation and the factors and criteria upon which the compensation of the Company's Chief Executive Officer should be based. The Compensation Committee held three meetings during the 2000 fiscal year.

   The Audit Committee, whose current members are Messrs. Dempsey, Gunsett, Kane and Olderman, is responsible for recommending the appointment of the Company's auditors to the Board, reviewing with such auditors the scope and results of their audit, reviewing the Company's accounting functions, operations and management, and considering the adequacy and effectiveness of the internal accounting controls and internal auditing methods and procedures of the Company. The Audit Committee held five meetings during the 2000 fiscal year.

   The Stock Option Committee, whose current members are Mrs. Dempsey and Messrs. Gunsett, Kane and Olderman, is responsible for administering the Company's Incentive Stock Option Plan which provides for the granting of options for shares of the Company's Class A Common Stock to key employees. The Stock Option Committee held one meeting during the 2000 fiscal year.

   The Stock Repurchase Committee, whose current members are Messrs. Gasser and Gunsett, is responsible for administering the Company's Stock Repurchase Program. The Stock Repurchase
Committee held five meetings during the 2000 fiscal year.

   The Nominating Committee, whose current members are Mrs. Dempsey and Messrs. Gasser and Gunsett, is responsible for nominating members to the Board and committees. The Nominating Committee held one meeting to consider and nominate the nine persons described in this Proxy Statement.

   The Nominating Committee will consider for nomination as directors of the Company persons recommended by the stockholders of the Company. In order to recommend a person for the 2002 Annual Meeting, a stockholder must deliver a written recommendation to the Secretary of the Company on or prior to 120 days in advance of the first anniversary of the date of this Proxy Statement (the "Notice Date"). In order to be considered by the Nominating Committee, the written recommendation must contain the following information: (a) the name and address, as they appear on the Company's books, of the stockholder making the recommendation; (b) the class and number of shares of capital stock of the Company beneficially owned by such stockholder; (c) the name and address of the person recommended as a nominee and a brief description of the background, experience and qualifications of such person which will assist the Nominating Committee in evaluating such person as a potential director of the Company; and (d) any material interest of such stockholder or such nominee in the business to be presented at the 2002 Annual Meeting. After the Notice Date, the Nominating Committee will meet and consider all persons recommended by stockholders as nominees for directors. Within 30 days after the Notice Date, the Secretary of the Company will notify in writing the stockholder recommending the nominee whether or not the Nominating Committee intends to nominate for election as a director at the 2002 Annual Meeting the person he or she recommended.


                    Security Ownership of Certain
                   Beneficial Owners and Management

   The following table sets forth certain information, as of January 3, 2001, with respect to the only persons known by the Company to be the beneficial owners of 5% or more of the Class B
Common Stock, the Company's only class of voting securities:

                          Class of      Type of        Number of    Percent
Name and Address          Stock         Ownership      Shares       of Class
Naomi C. Dempsey          Class B       See (1) below  5,905,904    49.85%
782 W. Orange Road
Delaware, Ohio

Michael H. Dempsey        Class B       See (2) below  2,010,592    16.97%
2240 Encinitas Boulevard
Suite D-403
Encinitas, California

Robert C. Macauley        Class B       Record and     1,150,000     9.71%
161 Cherry Street                       Beneficially
New Canaan, Conneticut

(1)  Held by Naomi C. Dempsey as trustee of the Naomi C. Dempsey
     Living Trust (5,425,904 shares) and the John C. Dempsey
     Trust (480,000 shares).

(2)	 Held by Michael H. Dempsey (129,052 shares), Michael H.
     Dempsey as trustee of the Naomi A. Coyle Trust (1,663,040 shares), Michael H. Dempsey as trustee of the Naomi C. Dempsey Charitable Lead Annuity Trust (133,815 shares) and Michael H. Dempsey as President of All Life Foundation (84,685 shares).


   The following table sets forth certain information, as of January 3, 2001, with respect to the Class A Common Stock and
Class B Common Stock (the only equity securities of the Company) beneficially owned, directly or indirectly, by each director and each executive officer named in the summary compensation table:

                                     Title and Percent of Class (1)

Name                                 Class A                %
Charles R. Chandler                   65,400                *
Michael H. Dempsey                    10,000                *
Naomi C. Dempsey                      23,240 (2)            *
Michael J. Gasser                    105,000                *
Daniel J. Gunsett                     10,000                *
John C. Kane                           7,000                *
John S. Lilak                            -0-                *
Robert C. Macauley                       -0-                *
David J. Olderman                     17,000                *
Joseph W. Reed                        21,000                *
William B. Sparks, Jr.                66,086                *


                                      Title and Percent of Class (1)

Name                                  Class B               %

Charles R. Chandler                       4,000             *
Michael H. Dempsey                    2,010,592 (3)         16.97%
Naomi C. Dempsey                      5,905,904 (4)         49.85%
Michael J. Gasser                        11,798             *
Daniel J. Gunsett                         1,000             *
John C. Kane                                -0-             *
John S. Lilak                               -0-             *
Robert C. Macauley                    1,150,000             9.71%
David J. Olderman                        36,674             *
Joseph W. Reed                              -0-             *
William B. Sparks, Jr.                    6,248             *

*   Less than one percent.

(1) Except as otherwise indicated below, the persons named in the table (and their spouses, if applicable) have sole voting and investment power with respect to all shares of Class A Common Stock or Class B Common Stock owned by them. This table includes shares for Class A Common Stock subject to currently exercisable options, or options exercisable within 60 days of January 3, 2001, granted by the Company under the 1995 Incentive Stock Option Plan and the 1996 Directors' Stock Option Plan, for the following directors and named executive officers: Mr. Chandler - 65,000; Mr. Dempsey - 10,000; Mrs. Dempsey - 10,000; Mr. Gasser - 105,000; Mr. Gunsett - 10,000;
     Mr. Kane - 2,000; Mr. Olderman - 10,000; Mr. Reed - 21,000
     and Mr. Sparks, Jr. - 65,000.

(2)  Held by Naomi C. Dempsey as trustee of the John C. Dempsey
     Trust (13,240 shares) plus the exercisable options discussed in (1) above.

(3) Held by Michael H. Dempsey (129,052 shares), Michael H. Dempsey as trustee of the Naomi A. Coyle Trust (1,663,040 shares), Michael H. Dempsey as trustee of the Naomi C. Dempsey Charitable Lead Annuity Trust (133,815 shares) and Michael H. Dempsey as President of All Life Foundation (84,685 shares).

(4)  Held by Naomi C. Dempsey as trustee of the Naomi C. Dempsey
     Living Trust (5,425,904 shares), and the John C. Dempsey
     Trust (480,000 shares).

  	The Class A Common Stock has no voting power, except when four quarterly cumulative dividends upon the Class A Common Stock are in arrears.

  	The following sets forth the equity securities owned or controlled by all directors and executive officers as a group (18 persons) as of January 3, 2001:

Title of                   Amount                   Percent
class of stock             beneficially owned       of class
Class A Common Stock (1)     342,976                 3.26%
Class B Common Stock       9,127,066                77.04%

(1) Shares represent the number of shares beneficially owned, directly or indirectly, by each director and executive officer as of January 3, 2001. The number includes shares subject to currently exercisable options or options exercisable within 60 days of January 3, 2001, granted by the Company under the 1995 Incentive Stock Option Plan and the 1996 Directors' Stock Option Plan, for the directors and executive officers as a group - 316,100.


                        Executive Compensation

   The following table sets forth the compensation for the
three years ended October 31, 2000 for the Company's Chief
Executive Officer and the Company's four other most highly
compensated executive officers:
                                                                   Long-term
                      Annual Compensation                          Compensation
                                                                   Number of
                                              Deferred     All     Stock Options
Name & Position      Year  Salary   Bonus    Compensation Other    Granted
Michael J. Gasser    2000  $510,090 $298,403              $ 3,000  28,000
Chairman
Chief Executive      1999  $486,667 $171,378              $ 4,513  25,000
Officer
                     1998  $463,338 $182,595              $ 3,440  25,000

Charles R. Chandler  2000  $492,609 $221,675 $312,121     $ 6,544  16,000
Vice Chairman and
President of Soterra 1999  $470,174 $165,623 $325,757     $14,034  16,000
LLC (subsidiary
company)             1998  $452,018 $176,769 $300,458     $54,903  15,000

John S. Lilak *      2000  $246,045 $110,720              $162,576 12,500
Executive Vice
President,           1999  $ 78,333 $ 59,792              $ 2,009  10,000
Containerboard &
Corrugated Products

Joseph W. Reed       2000  $247,054 $111,175              $ 1,980  10,000
Vice President
                     1999  $235,802 $ 83,063              $ 2,415   5,000

                     1998  $226,827 $ 88,653              $   940  11,000

William B. Sparks,   2000  $379,132 $187,671              $ 4,134  17,000
Jr.- Director
President and Chief  1999  $361,834 $127,470              $ 6,300  16,000
Operating Officer
                     1998  $345,004 $135,977              $ 2,690  15,000

*	Mr. Lilak was hired as Executive Vice President, Containerboard &
  Corrugated Products, in September 1999. Prior to that time, he was not an employee of the Company.

   Mr. Michael J. Gasser, Chairman and Chief Executive Officer, on November 1, 1995, entered into an employment agreement with Greif Bros. Corporation principally providing for (a) the employment of Mr. Gasser as Chairman and Chief Executive Officer for a term of 15 years; (b) the right of Mr. Gasser to extend his employment on a year-to-year basis until he reaches the age of 65; (c) the agreement of Mr. Gasser to devote all of his time, attention, skill and effort to the performance of his duties as an officer and employee of Greif Bros. Corporation; and (d) the fixing of the minimum basic salary during such period of employment to the current year's salary plus any additional raises authorized by the Board of Directors within two fiscal years following October 31, 1995. The minimum basic salary is currently fixed at $470,000 per year.

   Mr. Charles R. Chandler, Vice Chairman and President of Soterra LLC (subsidiary company), on August 1, 1986, and amended in 1988, 1992 and 1996, entered into an employment agreement, principally providing for: (a) the employment of Mr. Chandler as Vice Chairman until 2000; (b) the agreement of Mr. Chandler to devote all of his time, attention, skill and effort to the performance of his duties as an officer and employee of Greif Bros. Corporation; and (c) the fixing of minimum basic salary during such period of employment at $424,356 per year. The employment contract with Mr. Chandler gives him the right to extend his employment beyond the original term up to five additional years.

   Mr. Joseph W. Reed, Vice President, on August 18, 1997, entered into an employment agreement with Greif Bros. Corporation, principally providing for: (a) the employment of Mr. Reed as Chief Financial Officer and Secretary for a term of three years; (b) the agreement of Mr. Reed to devote all of his time, attention, skill and effort to the performance of his duties as an officer and employee of Greif Bros. Corporation; and (c) the fixing of the minimum basic salary during such period of employment at $220,000 per year.

   Mr. William B. Sparks, Jr., President and Chief Operating Officer, on November 1, 1995 entered into an employment agreement with Greif Bros. Corporation, principally providing for: (a) the employment of Mr. Sparks as President and Chief Operating Officer for a term of 11 years; (b) the agreement of Mr. Sparks to devote all of his time, attention, skill and effort to the performance of his duties as an officer and employee of Greif Bros. Corporation; and (c) the fixing of the minimum basic salary during such period of employment to the current year's salary plus any additional raises authorized by the Board of Directors within two fiscal years following October 31, 1995. The minimum basic salary is currently fixed at $350,000 per year.

   No Directors' fees are paid to Directors who are full-time employees of the Company or its subsidiary companies. Directors who are not employees of the Company receive $24,000 per year, plus $1,500 for each Board meeting and $1,000 for each committee meeting that they attend. Committee chairs also receive an additional $4,000 per year. Directors may defer all or a portion of their fees pursuant to a deferred compensation plan.

   During 1996, a Directors' Stock Option Plan was adopted which provides for the granting of stock options to directors who are not employees of the Company. The aggregate number of shares of the Company's Class A Common Stock for which options may be granted shall not exceed 100,000. Beginning in 1997, each outside director was granted an annual option to purchase 2,000 shares immediately following each Annual Meeting of Stockholders. Each eligible director also received a one-time grant in 1996 to purchase 2,000 shares. Under the terms of the Directors' Stock Option Plan, options are granted at exercise prices equal to the market value on the date the options are granted and become exercisable immediately. In 2000, 10,000 options were granted to outside directors with option prices of $29.88 per share. Options expire ten years after the date of grant.

   The Compensation Committee of the Board of Directors voted in favor of bonuses for employees in 2000, based upon the progress of the Company, the contributions of the particular employees to that progress, and individual merit.

   Supplementing the pension benefits, there is a deferred compensation contract with Charles R. Chandler. This contract is designed to supplement the Greif Bros. Riverville Mill's defined benefit pension plan only if the executive retires under such pension plan at or after age 65. No benefit is paid to the executive under this contract if death precedes retirement. The deferred compensation is payable to the executive or his spouse for a total period of 15 years.

   Under the above Deferred Compensation Contract, the annual amounts payable to the executive or his surviving spouse are diminished by the amounts receivable under the defined benefit pension plan of Greif Bros. Riverville Mill. Mr. Chandler's estimated accrued benefit from the Deferred Compensation Contract is $316,722 per year for 10 years and $211,254 per year for an additional five years.

   With respect to Mr. Gasser, the dollar amount in the all other category relates to the Company match for the 401(k) plan and premiums paid for life insurance.

   With respect to Mr. Chandler, the dollar amount in the all other category relates to the Company match for the 401(k) plan and premiums paid for life insurance.

   With respect to Mr. Lilak, the dollar amount in the all other category relates to the reimbursement for moving, relocation and spousal expenses, Company match for the 401(k) plan and premiums paid for life insurance.

   With respect to Mr. Macauley, the dollar amount in the all other category relates to the Company match for the 401(k) plan.

   With respect to Mr. Reed, the dollar amount in the all other category relates to premiums paid for life insurance.

   With respect to Mr. Sparks, the dollar amount in the all other category relates to the Company match for the 401(k) plan and premiums paid for life insurance.

   During 1995, the Company adopted an Incentive Stock Option Plan, which provides for the granting of incentive stock options to key employees and non-statutory options for non-employees.
The aggregate number of shares of the Company's Class A Common Stock for which options may be granted shall not exceed 1,000,000 shares. Under the terms of the Incentive Stock Option Plan, options are granted at exercise prices equal to the market value on the date the options are granted and become exercisable after two years from the date of grant. Options expire ten years after date of grant.

   The following table sets forth certain information with respect to options to purchase Class A Common Stock granted during the fiscal year ended October 31, 2000, to each of the named executive officers:

                           OPTION GRANTS TABLE
                                                           Potential Net
                                                            Realizable
                                                         Value at Assumed
                                                      Annual Rates of Stock
                                                      Price Appreciation for
                          Individual Grants                 Option Term
                            Percent of
                            Total
                            Options
                 Number of  Granted to   Exercise
                 Options    Employees in Price Per  Date
Name             Granted(1) Fiscal Year  Share      Expires  5%(2)    10%(2)
M.J. Gasser      28,000     9%           $29.19     9/6/10   $514,008 $1,302,598
C.R. Chandler    16,000     5%           $29.19     9/6/10   $293,719 $  744,341
J.S. Lilak       12,500     4%           $29.19     9/6/10   $229,468 $  581,517
J.W. Reed        10,000     3%           $29.19     9/6/10   $183,574 $  465,213
W.B. Sparks, Jr. 17,000     6%           $29.19     9/6/10   $312,076 $  790,863

(1)  The options are exercisable on September 6, 2002.

(2) The values shown are based on the indicated assumed rates of appreciation compounded annually. Actual gains realized, if any, are based on the performance of the Class A Common Stock. There is no assurance that the values shown will be achieved.

   The following table sets forth certain information with the respect to the exercise of options to purchase Class A Common Stock during the fiscal year ended October 31, 2000, and the unexercised options held and the value thereof at that date, by each of the named executive officers:

                   AGGREGATE OPTION EXERCISES AND FISCAL
                       YEAR-END OPTION VALUES TABLE


                                   Number of Unexercised   Value of In-The-
                   Shares   Value    Options Held at      Money Options Held
                  Acquired Realized       Year-End            at Year-End
                     on      Upon    Exer-      Unexer-      Exer-     Unexer-
                  Exercise Exercise cisable     cisable     cisable    cisable
M.J. Gasser       -0-      $-0-     105,000     53,000      $289,925   $272,486
C.R. Chandler     -0-      $-0-      65,000     32,000      $150,475   $168,992
J.S. Lilak        -0-      $-0-         -0-     22,500      $    -0-   $112,650
J.W. Reed         -0-      $-0-      21,000     15,000      $ 22,750   $ 66,870
W.B. Sparks, Jr.  -0-      $-0-      65,000     33,000      $184,825   $171,804

   The following table illustrates the amount of annual pension benefits for eligible employees upon retirement on the specified remuneration and years of service classifications under the Company's defined benefit pension plan:

                        DEFINED BENEFIT PENSION PLAN TABLE

                        Annual Benefit for Years of Service

Remuneration        15              20               25               30
$150,000            $26,250         $35,000          $43,750          $52,500

$300,000            $28,000         $37,333          $46,667          $56,000

$450,000            $28,000         $37,333          $46,667          $56,000

$600,000            $28,000         $37,333          $46,667          $56,000

$750,000            $28,000         $37,333          $46,667          $56,000

$900,000            $28,000         $37,333          $46,667          $56,000

   The following table sets forth certain information with
respect to the benefits under the defined benefit pension plans of the Company and Greif Bros. Riverville Mill for each of the named executive officers:
                                                Estimated       Estimated
                                                 annual          annual
                              Renumeration       benefit      benefit under
Name of individual  Credited   used for           under        supplemental
 or number of       Years of  calculation of    retirement      retirement
persons in group    Service   annual benefit       plan      benefit agreement
M.J. Gasser         21        $671,970          $39,200      $125,433
C.R. Chandler *     28        $219,224          $61,383      $    -0-
J.S. Lilak           1        $371,177          $ 1,867      $  2,463
J.W. Reed            3        $330,658          $ 5,600      $    -0-
W.B. Sparks, Jr.     6        $491,464          $11,200      $ 23,202

*   Defined benefit pension plan of Greif Bros. Riverville Mill.

   The Company's pension plan is a defined benefit pension plan with benefits based upon the average of the three consecutive highest-paying years of salary and bonus and upon years of credited service up to 30 years. Supplementing the pension benefits of the Company pension plan, a supplemental retirement benefit agreement has been entered into with a select group of management and highly compensated employees to replace any benefits that the executive would otherwise receive if not for limitations imposed by the Internal Revenue Code of 1986.

  The annual retirement benefits under the defined benefit pension plan of Greif Bros. Riverville Mill are calculated at 1% per year based upon the average of the five highest out of the last ten years of salary compensation.

  None of the pension benefits described in this item are subject to offset because of the receipt of Social Security benefits or otherwise.

        Section 16(a) Beneficial Ownership Reporting Compliance

   Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons owning more than 10% of a registered class of the Company's equity securities, to file reports of ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% Stockholders are required by the Securities and Exchange Commission's regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company, the Company believes that during 2000 all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% Stockholders were complied with by such persons.

       Compensation Committee Interlocks and Insider Participation

   John C. Kane, David J. Olderman, Michael H. Dempsey and
Daniel J. Gunsett served as members of the Company's Compensation Committee for the 2000 fiscal year. During fiscal year 2000, the Company retained the law firm of Baker & Hostetler LLP to perform legal services on its behalf, and it anticipates retaining such firm in 2001. Mr. Gunsett is a partner of Baker & Hostetler LLP.

   No executive officer of the Company served during the 2000 fiscal year as a member of a Compensation Committee or as a director of any entity of which any of the Company's directors served as an executive officer.

       Compensation Committee Report on Executive Compensation

   The following is the report of the Company's Compensation
Committee, whose members are identified below, with respect to compensation reported for 2000 as reflected in the Summary
Compensation Table set forth above.

Compensation Policy; Committee Responsibilities

   The Company's compensation policy is to align compensation with business objectives and performance to enable the Company to attract, retain and reward individuals who contribute to the long-term success of the Company. The Company believes in a consistent policy for all individuals.

   The Company realizes that to accomplish its objectives it needs to pay competitive compensation. The Compensation Committee reviews competitive positions in the market to periodically confirm the competitive nature of the compensation for the Chief Executive Officer and the Company's five highest paid individuals.

   The Compensation Committee believes that a varying portion of compensation must be linked to the Company's performance. In that regard, the Company has implemented a discretionary bonus plan which links the payment of cash bonuses to the achievement of certain predetermined pretax income thresholds.

   The Company believes that an alignment of stockholder value with employees' compensation is of utmost importance. The Company has addressed this concern by implementing an incentive stock option plan which is administered by the members of the Stock Option Committee. As described elsewhere in this Proxy Statement, the Company intends to replace, subject to stockholder approval, the current incentive stock option plan with the 2001 Management Equity Incentive and Compensation Plan. See "Proposal No. 2 - Approval of the 2001 Management Equity Incentive and Compensation Plan."

   The Compensation Committee's responsibilities include the following:

* Review the compensation of the Chief Executive Officer and the Company's five highest paid individuals to ensure that their compensation is consistent with the above policy.

* Review the operation of the discretionary bonus plan.

* Review the grant of stock options.

* Recommend the action to resolve compensation, discretionary bonus and stock option issues to the full Board of Directors.

Compensation of the Chief Executive Officer

   In December 2000, the Compensation Committee met to review the 2000 performance of Michael J. Gasser, the Company's Chairman of the Board and Chief Executive Officer. Consistent with the Company's compensation policies, Mr. Gasser's compensation package consists of three components, salary, cash bonus and stock options. The Compensation Committee believes that a portion of Mr. Gasser's compensation package should be at-risk, and that this is accomplished through the grant of incentive stock options and the award of a cash bonus pursuant to the Company's incentive bonus plan. The Compensation Committee also attempts to establish a compensation package that appropriately balances risk and reward. Finally, the Compensation Committee attempts to establish a compensation package that is comprised of both a subjective component, such as the grant of incentive stock options, and an objective component, such as an award under the incentive bonus plan which is based upon the pretax income performance of the Company with threshold levels.

   In evaluating the performance of Mr. Gasser with respect to each of the categories of his compensation, the Compensation Committee specifically discussed and recognized the following factors: his leadership, his vision for the future of the Company, his dedication and focus on the short-term and long-term interests of the Company and its shareholders, and his professionalism, integrity and competence; the Company enjoying its most profitable year its history; and his demonstrated dedication and high performance in leadership, guidance and strategic planning for the Company, its Board of Directors and its executives. None of the factors were given specific relative weight.

   Based upon its evaluation of the foregoing factors, the Compensation Committee increased Mr. Gasser's base salary to $580,000 for calendar year 2001 from $510,090 for calendar year 2000. In addition, the Compensation Committee determined that the Company had met the threshold for incentive bonuses for fiscal year 2000, and that Mr. Gasser qualified for an incentive bonus of 90% of the 100% level bonus of $331,558 for his position and recommended that he receive a bonus of $298,402.

   In September 2000, incentive stock options were granted to Mr. Gasser and other employees at the then market price for Class A Common Stock. Mr. Gasser was granted options to purchase 28,000 shares of Class A Common Stock, which options were granted primarily as incentive for future performance. The basis for granting stock options to Mr. Gasser and other employees included his continued leadership, vision for the future of the Company, guidance in unification of Company goals and assimilation and reorganization of Company acquisitions.

                 John C. Kane, Committee Chairman
                        David J. Olderman
                        Michael H. Dempsey
                        Daniel J. Gunsett

   The following graph compares the Company's stock performance to that of the Standard and Poor's 500 Index and the Company's industry group (Peer Index). The graph does not purport to represent the value of the Company.

               [STOCK PERFORMANCE CHART]
Year          GBC Stock          S&P 500 Index          Peer Index
1995          100                100                    100
1996          111                121                    106
1997          138                157                    117
1998          132                187                    96
1999          120                234                    129
2000          136                246                    93


   The Peer Index is comprised of the paper containers index and paper and forest products index as shown in the Standard &
Poor's Statistical Services Guide.

                   Report of the Audit Committee

   The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors.
Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report on Form 10-K for the Company's 2000 fiscal year with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

   The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee discussed with the independent auditors the auditors' independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board and considered the compatibility of nonaudit services with the auditors' independence.

   The Audit Committee discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The Committee held five meetings during the 2000 fiscal year, and each member of the Audit Committee attended at least 75% of the meetings.

   In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the 2000 fiscal year for filing with the Securities and Exchange Commission. The Committee also recommended to the Board of Directors (and the Board has approved) the selection of the Company's independent auditors for the 2001 fiscal year.

   The Company's Board of Directors has adopted a written charter for the Audit Committee. A copy of the Audit Committee
Charter is attached to this Proxy Statement as Exhibit B.

   All of the members of the Audit Committee are independent directors as defined by the rules and regulations of Nasdaq.

                  Daniel J. Gunsett, Committee Chairman
                           Michael H. Dempsey
                              John C. Kane
                           David J. Olderman


               Certain Relationships and Related Transactions

   During fiscal year 2000, the Company retained the law firm of Baker & Hostetler LLP to perform legal services on its behalf. Daniel J. Gunsett, a partner in that firm, is a member of the Audit, Compensation, Executive, Nominating, Stock Option and Stock Repurchase Committees and a director of the Company. The Company anticipates retaining Baker & Hostetler LLP in 2001. The Company believes that this relationship does not violate the NASDAQ independent director and audit committee requirements.

   Loans have been made by the Company to certain employees, including certain directors and executive officers of the Company. The following is a summary of these loans for the fiscal year ended October 31, 2000:

                         Balance at                              Balance at
                         Beginning                 Amount        End of
Name of Debtor           of period    New Loans    Collected     Period
Charles R. Chandler      $  322,515   $  -         $15,543       $306,972
Michael J. Gasser           140,090      -          20,117        119,973
Sharon R. Maxwell            94,775      -           2,702         92,073
Philip R. Metzger           105,570      -          10,530         95,040
William B. Sparks, Jr.      365,660      -          19,901        345,759

                         $1,028,610   $-0-         $68,793       $959,817

   Charles R. Chandler is Vice Chairman of Greif Bros.
Corporation and President of Soterra LLC. The loan is secured by a first mortgage on a house and lot in Ohio and interest is payable at 5% per annum.

   Michael J. Gasser is Chairman and Chief Executive Officer of Greif Bros. Corporation. The loan is secured by 5,599 shares of the Company's Class B Common Stock and a first mortgage on a house and lot in Ohio. Interest is payable at 3% per annum.

   Sharon R. Maxwell is Assistant Secretary of Greif Bros.
Corporation. The loan is secured by a first mortgage on a house and lot in Ohio and interest is payable at 7-1/4% per annum.

   Philip R. Metzger is Treasurer of Greif Bros. Corporation.
The loan is secured by a first mortgage on a house and lot in Ohio and a portion of the interest is payable at 3% per annum and a portion at 7-1/4% per annum.

   William B. Sparks, Jr. is President and Chief Operating Officer of Greif Bros. Corporation. The loan is secured by 6,248 shares of the Company's Class B Common Stock and 1,000 shares of the Company's Class A Common Stock. Interest is payable at 3% per annum. An additional loan is secured by a first mortgage on a house and lot in Ohio with interest payable at 5% per annum.

                   Independent Public Accountants

   Ernst & Young LLP served as the independent public accountants of the Company for the fiscal year ended October 31, 2000. It is currently expected that a representative of Ernst & Young LLP will be present at the Annual Meeting, will have an opportunity to make a statement if such representative so desires, and will be available to respond to appropriate questions from Stockholders. Ernst & Young LLP have been retained as the Company's independent public accountants for its current fiscal year.

   On February 1, 1999, the Company informed
PricewaterhouseCoopers LLP, the Company's independent public accounting firm prior to its engagement of Ernst & Young LLP, that an audit proposal would not be sought from that firm and that it was being dismissed as the Company's independent public accountants. For the two fiscal years ended October 31, 1998, the report of PricewaterhouseCoopers LLP on the Company's consolidated financial statements did not contain an adverse opinion or a disclaimer of opinion, nor was any such report qualified or modified as to uncertainty, audit scope or accounting principles. The decision to change accountants was approved by the Audit Committee of the Company's Board of Directors. During the Company's two fiscal years ended October 31, 1998 and through February 1, 1999, there were no disagreements between PricewaterhouseCoopers LLP and the Company regarding any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of the former accountant, would have caused it to make reference thereto in its report on the financial statements for such years.

                      Stockholder Proposals

   Proposals of Stockholders intended to be presented at the 2002 Annual Meeting of Stockholders (expected to be held in February 2002) must be received by the Company for inclusion in the Proxy Statement and form of proxy on or prior to 120 days in advance of the first anniversary of the date of this Proxy Statement. If a Stockholder intends to present a proposal at the 2002 Annual Meeting, but does not seek to include such proposal in the Company's Proxy Statement and form of proxy, such proposal must be received by the Company on or prior to 45 days in advance of the first anniversary of the date of this Proxy Statement or the persons named in the form of proxy for the 2002 Annual Meeting will be entitled to use their discretionary voting authority should such proposal then be raised at such meeting, without any discussion of the matter in the Company's Proxy Statement or form of proxy. Furthermore, Stockholders must follow the procedures set forth in Article I,
Section 8, of the Company's Amended and Restated By-Laws in order to present proposals at the 2002 Annual Meeting.

                   Proxies Solicited by Management;
            Proxies Revocable; Cost of Solicitation to be
                          Borne by Company

   The proxy enclosed with this Proxy Statement is solicited by and on behalf of the Management of Greif Bros. Corporation. A person giving the proxy has the power to revoke it.

   The expense for soliciting proxies for this Annual Meeting of Stockholders is to be paid by the treasurer out of the funds of the Company. Solicitations of proxies also may be made by personal calls upon or telephone or telegraphic communications with Stockholders, or their representatives, by not more than five officers or regular employees of the Company who will receive no compensation for doing so other than their regular salaries.

          No Other Matters to be Submitted at the Annual Meeting

   The Management knows of no matters to be presented at the Annual Meeting other than the above proposals. However, if any other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy in accordance with their judgment on such matters.



January 26, 2001                            Kenneth E. Kutcher
                                            Secretary